UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2004 (January 2, 2004)

THE STANLEY WORKS

(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code: (860) 225-5111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On January 2, 2004, the Company issued a press release announcing that John D. Opie was elected by the Company's Board of Directors to serve as interim Chairman until a permanent Chairman is elected.

A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 2, 2004, issued by The Stanley Works, announcing the election of John D. Opie to serve as interim Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANLEY WORKS

/s/ Bruce H. Beatt

Date: January 2, 2004	Name:	Bruce H. Beatt
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 2, 2004, issued by The Stanley Works, announcing the election of John D. Opie to serve as interim Chairman.